Exhibit 99.1

Lucid Group, Inc. Announces Public Offering of Common Stock and Corresponding Investment by an Affiliate of PIF

October 16, 2024

Lucid Group, Inc. (Nasdaq: LCID; “Lucid”) announced today the commencement of a public offering of 262,446,931 shares of its common stock. The underwriter may offer the shares of common stock from time to time for sale in one or more transactions to purchasers directly, through agents or through brokers in brokerage transactions on Nasdaq, in the over-the-counter market, through negotiated transactions or in a combination of such methods, or otherwise at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

Lucid intends to grant the underwriter a 30-day option to purchase up to 39,367,040 additional shares of its common stock.

BofA Securities is acting as the sole underwriter for the public offering.

In addition, Lucid’s majority stockholder and affiliate of the Public Investment Fund (“PIF”), Ayar Third Investment Company (“Ayar”), has indicated that they intend to purchase 374,717,927 shares of common stock from Lucid in a private placement concurrently with the public offering, subject to certain conditions, at the same price per share initially to be paid by the underwriter for the public offering. The private placement is subject to completion of the public offering and customary closing conditions. As a result of these purchases, Ayar expects to maintain its approximate 58.8% ownership of Lucid’s outstanding common stock. In addition, Ayar has indicated that they intend to purchase from us, in the event that the underwriter exercises its option, additional shares of our common stock to maintain its ownership of Lucid’s outstanding common stock, and an additional closing for such purchase would be held 10 days after the underwriter’s exercise of its option.

Lucid intends to use the net proceeds from the public offering, as well as from the private placement by its majority stockholder, for general corporate purposes, which may include, among other things, capital expenditures and working capital.

The public offering is being made pursuant to Lucid’s effective shelf registration statement on Form S-3, including a base prospectus, filed with the Securities and Exchange Commission (the “SEC”) and a prospectus supplement relating to the public offering. Prospective investors should read the preliminary prospectus supplement and the accompanying base prospectus in that registration statement and other documents that Lucid has filed or will file with the SEC for information about Lucid and the public offering. You may obtain these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, copies of the preliminary prospectus supplement and the base prospectus may be obtained from BofA Securities, Inc., NC1-022-02-25, 201 North Tryon Street, Charlotte, NC 28255-0001, Attn: Prospectus Department, or by email at dg.prospectus_requests@bofa.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy shares of Lucid’s common stock, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Investor Relations Contact
investor@lucidmotors.com

Media Contact
media@lucidmotors.com

Trademarks
This communication contains trademarks, service marks, trade names and copyrights of Lucid Group, Inc. and its subsidiaries and other companies, which are the property of their respective owners.

Forward-Looking Statements
This communication includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “shall,” “expect,” “anticipate,” “believe,” “seek,” “target,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding plans and expectations with respect to Lucid’s registration statement on Form S-3, the timing, size and use of proceeds, if any, of the public offering and any private placement of shares of Lucid’s common stock to Lucid’s majority stockholder, any potential future offering or capital raises, the promise of Lucid’s technology, and the goal of Lucid. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of Lucid’s management. These forward-looking statements are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from these forward-looking statements. Many actual events and circumstances are beyond the control of Lucid. These forward-looking statements are subject to a number of risks and uncertainties, including those factors discussed under the heading “Risk Factors” in Part II, Item 1A. of Lucid’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, as well as other documents Lucid has filed or will file with the SEC. If any of these risks materialize or Lucid’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Lucid currently does not know or that Lucid currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Lucid’s expectations, plans or forecasts of future events and views as of the date of this communication. Lucid anticipates that subsequent events and developments will cause Lucid’s assessments to change. However, while Lucid may elect to update these forward-looking statements at some point in the future, Lucid specifically disclaims any obligation to do so, except as may be required under applicable securities laws. These forward-looking statements should not be relied upon as representing Lucid’s assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.